                                                                    Exhibit 23.1


                        Consent Of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of AOL Time Warner Inc. of our report dated Janaury 31, 2001, except for Note 2 as to which the date is March 21, 2001, with respect to the consolidated financial statements of America Online, Inc. (predecessor to AOL Time Warner Inc.), included in the Annual Report (Form 10-K) for the year ended December 31, 2000:


1) No. 333-53564                4) No. 333-53574            7) No. 333-53580
2) No. 333-53568                5) No. 333-53576            8) No. 333-54518
3) No. 333-53572                6) No. 333-53578

                             /s/ Ernst & Young LLP


McLean, Virginia
March 22, 2001